Exhibit p(4)

CODE OF ETHICS (INCLUDES PERSONAL ACCOUNT TRADING AND OUTSIDE BUSINESS INTERESTS)

This Code is pursuant to FSA Conduct of Business 7.13 R, Rule 17j-1 of the US Investment Company Act of 1940 and Rule 204A-1 of the US Investment Advisers Act of 1940.

A Commitment to Integrity

I.	Statement of Principles – Legg Mason International Equities Limited (“LMIELtd”), and those U.S.-registered investment companies advised, managed or sponsored by Legg Mason (including the former Citigroup Asset Management companies (the “Funds”)) that have adopted this Code of Ethics (“Code”) have adopted the Code in order to establish rules of conduct for persons who are associated with LMIELtd and the Funds, as applicable. The Code’s purpose is (i) to minimize conflicts and potential conflicts of interest between employees of LMIELtd and LMIELtd’s clients (including the Funds), and between Fund directors or trustees and their Funds, (ii) to provide policies and procedures consistent with applicable law and regulation, including but not restricted to the insider dealing provisions of the UK Criminal Justice Act 1993, EU Market Abuse Directive, FSA Handbook, Code of Market Conduct Rule 17j-1 under the Investment Company Act of 1940 and 204A-1 under the Investment Advisers Act of 1940, and other applicable provisions of the Federal securities laws and (iii) to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All LMIELtd UK employees and certain immediate family members, including employees who serve as Fund officers, directors or trustees, and all directors or trustees (“directors”) of each Fund, are Covered Persons under this Code. The defined term “Covered Persons” is described in Section II below.

All LMIELtd personnel owe a fiduciary duty to LMIELtd’s clients and must put the customer’s interests first, must protect their confidentiality, must not take inappropriate advantage of their positions, must not act upon non-public information, and are required to fulfill their fiduciary obligations. Personal securities transactions by Covered Persons shall adhere to the requirements of this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person’s position of trust and responsibility. While the Code is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund’s shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

As a matter of law and of this Code, no LMIELtd employee must ever discuss (except for those individuals who already know about such information before the conversation.), trade in a security, option, or commodity (including shares of a proprietary open-end or closed-end mutual fund, or unit investment trust (“UIT”)) or disseminate non-public information while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this Code. From time to time the Compliance Department may notify employees who are deemed to be in possession of material non-public information that they are restricted from trading certain securities, which may include mutual funds, for a period of time determined by the Compliance Department.

LMIELtd employees are also subject to and must comply with the following: Legg Mason Code of Conduct; LMIELtd’s Confidentiality Policy, Information Barrier Policy; policies on insider trading; the purchase and sale of securities listed on any applicable Legg Mason restricted list and the receipt or giving of gifts.

The Code is very important to LMIELtd, our clients, and our affiliated entities. Violations by Covered Persons may result in the transaction being cancelled with any gains being forfeited and any losses being incurred by the Covered Person, and also potentially result in demotion, suspension, termination of employment, being banned from the securities business and large fines. The reputation of LMIELtd and its employees for “best practices” and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions. If you should have any questions about the Code or any procedures hereunder, please contact the Compliance Department.

II.	Covered Persons - This Code applies to the following persons:

1.	LMIELtd UK Employees: Every permanent employee, including employees who serve as Fund officers, trustees or directors and, generally, temporary workers, independent contractors, and consultants working in any LMIELtd business unit, must comply with all of the provisions of the Code applicable to LMIELtd employees unless otherwise indicated. Certain employees (i.e., portfolio managers, traders and research analysts (and each of their assistants)) are subject to certain additional restrictions outlined in the Code.

The policies, procedures and restrictions referred to in this Code also apply to an employee’s spouse, significant other and minor children. The Code also applies to any other account over which the employee is deemed to have beneficial ownership. (This includes: accounts of any immediate family members sharing the same household as the employee; accounts in which the employee otherwise has a pecuniary interest that allows the employee directly or indirectly to profit or share in any profit; a legal vehicle of which the employee is the controlling equity holder; and an entity in which the employee has an equity interest, provided the employee also has or shares investment control over the securities held by such entity); and any account over which the employee may otherwise be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

2.	Fund Directors (of US Funds): Independent Fund directors are only subject to the relevant parts contained in Section I - Summary of Principals, Section II - Covered Persons, Section III – Monitoring and Enforcement, Section V - Accounts and Transactions Covered by this Code, Section IX - Blackout Periods, Section XV - Fund Directors, Section XVI – Handling of Disgorged Profits, Section XVII - Confidentiality, Section XVIII - Other Laws, Rules and Statements of Policy, and Section XXI - Exceptions to the Code. However, a Fund director who is also a LMIE employee is subject to all provisions of this Code. Independent directors should consult with independent counsel with regard to any questions concerning their responsibilities under the Code.

III.	Monitoring and Enforcement - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document, and to report any violations promptly to the Compliance Department. LMIELtd takes seriously its obligation to monitor the personal investment activities of its employees, and to review the periodic reports of all Covered Persons. Any violation of this Code by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this Code by a LMIELtd employee will be reported by the Compliance Department to the person’s supervisor, and to the Chief Compliance Officers of the Advisers and the Funds.

IV.	Opening and Maintaining Employee Accounts – Approval must be obtained from the Compliance Department prior to the opening of brokerage accounts this includes accounts maintained by a spouse or, significant other. If approval is granted, the employee must direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions. In addition, all other provisions of this Code will apply. This requirement also applies to temporary personnel, independent contractors, and consultants (For consultants, Compliance will review this requirement on a case by case basis).

V.	Accounts and Transactions Covered by this Code - The following types of securities are covered (“covered securities”) by this Code:

1.	Stocks, notes, bonds, closed-end funds and off shore mutual funds, hedge funds, exchange traded funds (“ETFs”), debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a “security.” All provisions of this Code cover transactions in these securities.

2.	Proprietary open-end mutual funds and open-end mutual funds sub-advised by LMIELtd and other group subsidiaries (with the exception of money market funds) are subject to the provisions of this Code as follows: shares beneficially owned by LMIELtd employees must be held for a period of at least 90 calendar days (in accordance with Section VII below).

VI.	Excluded Accounts and Transactions - The following types of accounts and transactions are not subject to the other restrictions of this Code:

1.	Open-end mutual funds that are not managed by LMIELtd and other group subsidiaries and are purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this Code;

2.	Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of confirmations and statements to the Compliance Department;

3.	Employees may participate in direct investment programs that allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule. Employees must pre-clear the transaction at the time that the dividend reinvestment program is being set up. (No provision in this Code requires a Covered Person to report or pre-clear a dividend reinvestment); and

4.	In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: ISAs (Cash/Mini/Maxi), however, if you have a select stock ISA then pre-clearance is still required, proprietary money market funds, non-proprietary (including U.S registered) open-end mutual funds for which LMIELtd and other group subsidiaries do not serve as a sub-adviser; unit investment trusts that invest in unaffiliated mutual funds; Government. Treasury bills, Government bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of a sovereign government; bankers acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s), including repurchase agreements.

VII.	Securities Holding Period/Short-Term Trading - Securities transactions by LMIELtd employees must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the Head of Compliance, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss. Consequently, all LMIELtd employees must adhere to the following:

1.	Proprietary open-end U.S mutual fund shares and open-end U.S mutual funds sub-advised by LMIELtd or other group subsidiaries (with the exception of money market funds), including shares held in the firm’s 401(k) Plan, may not be redeemed or exchanged within 90 calendar days of purchase or prior exchange. A redemption, exchange of shares in a fund or repurchase of shares in the same fund cannot be made within 90 calendar days of the latest purchase of shares from that fund, and must be held for investment purposes and not for speculation. Please note, depending upon the circumstances, the sale or exchange of shares in a proprietary open-end mutual fund or an open-end mutual fund sub-advised by LMIELtd or other group subsidiaries, even beyond the 90 calendar days, could raise “short-term” trading concerns. The following situations are not subject to the calendar day holding period: (i) redemptions or exchanges from a systematic purchase plan; (ii) dividend reinvestments; and (iii) changes to investment fund options to prospective contributions into the firm’s 401(k) Plan;

2.	For all securities other than shares in proprietary open-end mutual funds and open-end mutual funds sub-advised by LMIELtd or other group subsidiaries, securities may not be sold or repurchased within 60 calendar days, calculated on a First In, First Out (“FIFO”) basis;

3.	All profits from short-term trades, including exchanges of proprietary open-end mutual funds or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries, are subject to disgorgement.

VIII.	Pre-Clearance/Notification - All LMIELtd employees and temporary workers must pre-clear all personal securities transactions as set out below (see Section VI for a listing of accounts, transactions and securities that do not require pre-clearance). See attached Exhibit C - Employee Trade Pre- Approval/Notification Form and Exhibit K - Temporary Workers/Independent Contractors Pre-Trade Approval/Notification Form.

1.	For all securities other than shares in proprietary open-end mutual funds or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries, a transaction must not be executed until the employee has received the necessary approval from the Compliance Department. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors that might be relevant to an analysis of the possibility of a conflict of interest.

2.	Purchases, redemptions and exchanges of proprietary open-end mutual funds or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries must not be executed until a notification has been sent to and acknowledged by the Compliance Department. A notification is valid only on the day that it is sent.

3.	Any trade that violates the pre-clearance/notification process may be unwound at the employee’s expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

4.	LMIELtd employees are prohibited from engaging in more than 20 transactions (not including purchases, redemptions or exchanges of shares in proprietary or non-proprietary mutual funds) in any calendar month, except with prior written approval from their relevant CIO or designee. The Compliance Department must receive prompt notification and a copy of any such written approval.

5.	All LMIELtd employees must make a quarterly report to the Compliance Department within 10 calendar days after quarter-end if the LMIE employee acquires any or disposes of any securities (from any account over which the employee exercises control) by gift. This report containing the details of the security, date of gift, number of shares or par value, donor/donee and account where held may be made by email to Compliance Department.

6.	Contributions, redemptions and exchanges of proprietary open-end mutual funds or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries in the firm’s 401(k) Plan are not subject to pre-clearance or notification requirements.

IX.	Blackout Periods - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund, UIT or client account or in the case of a Fund director, by the director’s Fund. In addition, the following Blackout Periods apply to the categories of LMIELtd employees listed below:

1.	All employees – may not buy or sell any securities for personal accounts seven calendar days before or after managed funds or client accounts trade in that security;

Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving a sum of $25,000 worth of shares or less if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a European Stock Exchange. For transactions involving shares listed on a US Exchange or NASDAQ the $25,000 will not apply. The applicable exemption will be 500 or fewer shares in the aggregate Note: Pre-clearance is still required. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this “Large Cap/De Minimus” exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

X.	Prohibited Transactions - The following transactions by LMIELtd employees are prohibited without the prior written approval from the relevant CIO or designee, and the Regional Compliance Director or designee:

1.	The purchase of private placements (See attached Exhibit D - Outside Investment Approval Request Form);

2.	The acquisition of any securities in an initial public offering

3.	The commitment of capital including loans for investment or business purposes; and

4.	A security appearing on various restricted lists applicable to LMIELtd that prohibit employees from executing a transaction in the issuer’s equity, fixed income, option, equity derivatives, warrants, rights, or any other securities related to the issuer.

XI.	Transactions in Options and Futures - LMIELtd employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this Code, including pre-clearance, blackout periods, transactions in Legg Mason securities and the 60 calendar-day holding period. However, the 60 calendar-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out.

1.	Chief Investment Officer Oversight - The CIO’s or their designees shall review on a periodic basis all LMIELtd portfolio managers’ and analysts’ beneficial ownership of securities (excluding beneficial ownership through owning Fund shares), and will compare the results of such ownership reviews with securities transactions recommended or executed by such portfolio managers and analysts during the review period on behalf of any mutual fund, UIT, off-shore fund, or client account. To the extent any CIO or designee deems appropriate, he or she may implement policies or procedures designed to minimize the risk, effects or appearance of any inappropriate recommendations or executions by applicable portfolio managers or analysts with respect to a managed fund, UIT, off-shore fund or client account.

2.	Transactions in Legg Mason Securities – Unless an LMIELtd employee is otherwise notified to the contrary, the employee may trade in Legg Mason securities following the pre-clearance and other requirements of this Code.

XII.	Outside Affiliations and Directorships - Employees must obtain written approval from the LMIELtd Compliance Department before accepting or conducting outside employment (See attached Exhibit H - Outside Business Affiliations Form) or directorships (See attached Exhibit I – Outside Directorship Form). Approval for outside directorships, in addition to Compliance Department approval, is needed from the employee’s supervisor and, in certain cases, from General Counsel’s office.

XIII.	Acknowledgement and Reporting Requirements - LMIELtd Employees - All new LMIELtd employees must certify that they have received a copy of this Code, and have read and understood its provisions. In addition, all LMIELtd employees must:

1.	Acknowledge receipt of the Code and any modifications thereof, which LMIELtd shall provide to each person covered by the Code; in writing (See attached Exhibit E for the Acknowledgement of the Code of Ethics Form);

2.	Within 10 days of becoming a LMIELtd employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). The holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. Such information should be provided on Exhibit F - Initial Report of Securities Holdings Form;

3.	Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions;

4.	Within 30 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts;

5.	Submit an annual holdings report containing similar information that must be current as of a date no more than 45 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations. The holdings report must be current as of a date no more than 45 days prior to the date of the report submitted; and

6.	Certify on an annual basis that he/she has read and understood the Code, complied with the requirements of the Code and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the Code. (See attached Exhibit G—Annual Certification Form)

XIV.	Fund Directors - A Fund director who is not an “interested person” of the Fund, within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund director, is not required to make the initial and annual holdings reports required by Section XIII.2 and Section XIII.5 above. Also, a “non-interested” Fund director need not supply duplicate copies of confirmations of personal securities transactions required by Section XIII.3 above, and need only make the quarterly transactions reports required by Section XIII.4 above as to any Covered Security if at the time of a transaction by the director in that covered security he/she knew or, in the ordinary course of fulfilling his/her official duties as a director of a Fund, should have known that, during the 15-day period immediately before or after that transaction, that security is or was purchased or sold by a Fund of which he/she was a director or was being considered for purchase or sale by such a Fund.

XV.	Handling of Disgorged Profits - Any amounts that are paid/disgorged by an employee under this Code shall be donated by the employee to one or more charities as directed by LMIELtd.

XVI.	Confidentiality - All information obtained from any Covered Person pursuant to this Code shall be kept in strict confidence, except that such information will be made available to the Financial Services Authority, Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this Code.

XVII.	Other Laws, Rules and Statements of Policy - Nothing contained in this Code shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of LMIELtd employees, any statement of Code or procedure governing the conduct of such person adopted by Legg Mason, its affiliates and subsidiaries.

XVIII.	Retention of Records - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law and regulation, including a copy of this Code and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law and regulation, including, FSA Conduct of Business Rules Rule 17j-1 under the 1940 Act, and Rule 204-2 under the Investment Advisers Act of 1940. The Compliance Department shall have the responsibility for maintaining records created under this Code.

XIX.	Media Statements - All LMIELtd personnel owe a fiduciary duty to LMIELtd’s clients. Any LMIELtd employee, subject to other Legg Mason policies and procedures, making any Statements through any media outlet (including internet online statements) must be sensitive regarding the securities being discussed. Any such statements should be consistent with the employee’s professional and personal investing practices, and are subject to prior approval by the Corporate Communications Department. See Section I below.

XX.	Exceptions to the Code - Any exceptions to this Code must have the prior written approval of both the relevant CIO and the Regional Director of Compliance or designee. Any questions about this Code should be directed to the Compliance Department.

XXI.	Board Review - At least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act shall be prepared by the Chief Compliance Officer for the Funds and presented to the Funds’ Boards of Directors.

XXII.	Other Codes of Ethics - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment sub adviser of, sponsor or principal underwriter for any Fund or UIT and their respective access persons (as defined in Rule 17j-1 and 204A-1) are not Covered Persons hereunder, those persons must be covered by separate Code of Ethics which are approved in accordance with applicable law and regulation.

XXIII.	Amendments - This Code may be amended as to LMIELtd employees from time to time by the Compliance Department. Any material amendment of this Code shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 of the Investment Company Act and Rule 204A-1 under the Investment Advisers Act 1940 Acts. Any material amendment of this Code that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Fund’s Board of Directors has approved the amendment in accordance with Rule 17j-1 or at such earlier date as may be required to comply with applicable law and regulation.

TABLE OF CONTENTS FOR LMIELtd CODE OF ETHICS FORMS

EXHIBIT	TITLE
A	Explanation of Beneficial Ownership

B	Brokerage Account Approval Request Form

C	Employee Trade Pre-Approval/Notification Form

D	Outside Investment Approval Request Form

E	Acknowledgement of Code of Ethics Form

F	Initial Report of Securities Holdings Form

G	Annual Compliance Certification Form

H	Outside Business Affiliation Form

I	Outside Directorship Form

Temporary Personnel Only

J	Brokerage Account Approval Request Form (Temporary Worker Only)

K	Trade Pre-Approval/Notification Form (Temporary Worker Only)

L	Acknowledgement of Code of Ethics Form (Temporary Worker Only)

EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

4.	You are a member of an “investment club” or an organization that is formed for the purpose of investing a pool of monies in the types of securities mentioned in this Code Section V.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested interest in a trust.

3.	Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of “beneficial ownership”. For purposes of the attached Code, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under.

EXHIBIT B

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Brokerage Account Approval Request Form

Employee Name:

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account:

Brokerage Firm Name:

Brokerage Firm Address: (Where letter should be sent)

Account Number:

Full Account Title:

Please indicate the account type you are requesting to open and/or maintain a brokerage account:

A copy any relevant statement(s) and this completed form must be provided to Legg Mason International Equities Limited- Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB.

Employee Signature	Compliance Department

EXHIBIT C

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Employee Pre-Trade Approval/Notification Form (Page 1)

Instructions:

All employees are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted.

This completed form should be faxed to (207) 500 2117.

Employee Information

Employee Name:	Phone Number:

Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

Security Information

		IPO	☐ Yes ☐ No	Private Placement	☐ Yes ☐ No

Security Name	Security Type-e.g., equity, mutual fund, debt, etc.	Ticker	Buy/Sell/ Redeem/Exchange	If Sale/Redemption /Exchange, Date First Acquired[1]	No. Shares/ Units	Large Cap Stock Exception? [2]

Your position with the Firm:

(Please check one of the following)	☐ Portfolio Manager / Portfolio Manager Assistant
☐ Research Analyst / Research Analyst Assistant
☐ Other

NOTE	• All Portfolio Managers must complete page two of this form.

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end mutual funds or open-end mutual funds for which LMIELtd or other group subsidiaries serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by LMIELtd or other group subsidiaries (including mutual funds). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted/Notification Acknowledged?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

1.	All securities sold must have been held for at least 60 days. All shares in proprietary open-end mutual fund or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries redeemed or exchanged must have been held for at least 90 days.
2.	For purposes of LMIELtd’s Code, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion. For non US Exchanges a $25,000 exemption applies.

EXHIBIT C

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Employee Pre-Trade Approval/Notification Form (Page 2– Portfolio Manager Certification)

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate “N/A”.

1.	Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days? Yes ☐ No ☐

2.	Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days? Yes ☐ No ☐

3.	Do any of your client accounts currently own the securities (or related securities)? Yes ☐ No ☐

3a.	If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

4.	Have you, in the past 7 calendar days, considered purchasing the securities (or related securities) for your client accounts? Yes ☐ No ☐

4a.	If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

4b.	If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by LMIELtd or other group subsidiaries (including mutual funds). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds (including mutual funds for which LMIELtd serves as a sub-adviser) for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

EXHIBIT D

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Outside Investment Approval Request Form

LMIELtd policy requires employees to obtain the prior written approval of the Chief Investment Officer and the Regional Compliance Director before making an outside investment. Examples of “outside investments” include, but are not limited to, Private Placements, Limited Partnerships. If the investment is a private placement or limited partnership, you must provide a copy of the prospectus, offering statement, subscription agreement or other similar document. You may also be required to obtain a letter from the issuer’s General Partner or other appropriate person stating that no member company of Legg Mason nor will your status as an employee of LMIELtd be utilized to solicit interest or investment from others.

Employees must not make an outside investment if such investment may present a potential conflict of interest.

PRINT Name		Date
Title/Position	Office Telephone Number
Department
Name of Investment	Anticipated Date of Investment	Amount of investment £

Type of Investment	☐ Private Placement	☐ Limited	☐ Partnership

Does this entity have, or is it anticipated to have, an account or investment banking relationship with a member company of Legg Mason?	☐ No	☐ Yes	If Yes, Specify Account Number or Describe Relationship

Is your participation exclusively as a passive investor?	☐ Yes	☐ No	If No, Please explain any other involvement.

Additional Remarks:

    Employee Representations:

•	I understand that Legg Mason/ LMIELtd is not recommending, soliciting interest in, or in any way commenting on the advisability or suitability of the investment. My decision to invest was made in my individual capacity independent from Legg Mason/ LMIELtd.

•	I have not, and will not, receive any selling compensation from anyone in connection with this investment.

    Send the completed form and all relevant documents to:

Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	Print Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Chief Investment Officer (CIO) Approval (if applicable)	Print Name of CIO	Signature of CIO		Date

Compliance Department Review	Print Name	Signature		Date

EXHIBIT E

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for Legg Mason International Equities Limited and Certain Registered Investment Companies dated July 12, 2005. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Employee Name (Print):

Signature:

Date:

This Acknowledgment form must be completed and returned within 10 days of employment to the Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB. Original signature must be sent.

EXHIBIT F

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Initial Report of Securities Holdings Form

This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the employee becoming a covered person. This report must be submitted to the Legg Mason International Equities Limited Compliance Department, Citigroup Centre, 7 Floor, Mail drop 07-65.

Employee Name:                                      Date of Employment:

Brokerage Accounts:

☐	I do not have a beneficial interest in any account(s) with any financial services firm

☐	I maintain or have a beneficial interest in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a beneficial interest, with the exception of non-proprietary open-ended mutual funds for which LMIELtd or other group subsidiaries does not serve as a sub-adviser and Government securities if:

•	You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheets if necessary.

•	Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

Title of Security	Ticker Symbol or CUSIP No.	Number of Shares	Principal Amount	Held Since	Financial Services Firm

☐	I have no securities holdings to report.

I certify that I have received the LMIELtd - UK Code of Ethics and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature:	Date of Signature:

EXHIBIT G

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Annual Compliance Certification Form

(Page 1)

Annually, Legg Mason International Equities Limited employees must confirm details of brokerage, bank trust or other accounts used for personal securities transactions and details of outside business affiliations1. Such affiliations include directorships, other business activities and investments in securities that cannot ordinarily be made through a brokerage account (i.e. a private placement or a limited partnership). .

I. Brokerage Accounts:

☐	I do not have a beneficial interest in any account(s) with any financial services firm.

☐	I maintain or have a beneficial interest in the following account(s) with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of December 2005.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

II. Securities Holdings:

☐	I have no securities holdings to report.

☐	I maintain or have a beneficial interest in the following securities owned which may be held by a broker, dealer, transfer agent, or bank in an account other than a brokerage account or by an Access Person (or by another party on behalf of the Access Person) or in certificate form (e.g., a stock certificate placed in a safe deposit box) or in a dividend reinvestment plan.

Title of Security	Ticker Symbol	Number of Shares	Principal Amount	Held Since	Financial Services Firm

Please proceed to page 2

[1]	Rule 17J-1 under the Investment Company Act of 1940, and Rule 204A-1 under the Investment Advisers Act of 1940.

EXHIBIT G

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Annual Compliance Certification Form

(Page 2)

III. Outside Business Affiliations:

☐	I have no outside business affiliations to report.

☐	I maintain the following directorships, other business activities and investments in securities that cannot ordinarily be made through a brokerage account. Include investments beneficially owned by (i) a spouse; or (ii) an immediate family member in the same household)

Firm Name/Investment (add additional lines, if necessary)	Position/Activity	Date Commenced

I certify that the above information is complete and accurate as of xxxxx.

I acknowledge that I have received and read the Code of Ethics for Legg Mason International Equities Limited, UK, and Legg Mason Code of Conduct. I fully understand the provisions of the Code-including the new provisions that bring any open-end mutual funds sub-advised by LMIELtd and other group subsidiaries within the scope of this policy as described therein and agree to abide by them. I also fully understand the Legg Mason International Equities Limited Code of Conduct and agree to conduct my activities in accordance with its provisions. I also certify that I have complied with the requirements of the Code of Ethics policy and have pre-cleared and disclosed all securities transactions executed during the period xxxx pursuant to the requirements of the Code of Ethics.

Signature	Date

Name (Print)	Department

If, during the period xxxxxx – xxxxxx, you failed to seek pre-clearance for a personal securities transaction or otherwise violated the Code of Ethics, you must make your certification subject to that disclosure. If so, please indicate if a member of the Compliance Department has addressed this issue with you and if you fully understand the nature of your violation. Please return the completed and signed certification to the Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB. Any questions relating to the firm’s policies, including the requirement to seek pre-approval for personal investments and outside business affiliations, should be directed to the following members of the Compliance Department: Leire Unceta (207-500-2511 ) or Chris Roots (207 500 9567)

EXHIBIT H

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Outside Business Affiliation Form

Employees must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and any other position for which the employee accepts compensation. (Requests for approval of Outside Directorships must be submitted to the Compliance Department.)

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE AFFILIATION.

PRINT Name		Date

Title	Office Telephone Number

Department Name	Location

Name of Outside Entity

☐ Not-for-Profit ☐ Outside Employment ☐ Fiduciary Appointment ☐ Other (specify)

Nature of Business

Your Title or Function at Outside Entity	Date Association/Term Begins	Annual Compensation £

Time Devoted DURING Business Hours per Month	Time Devoted AFTER Business Hours per Month	Total Amount of time

Description of Duties:

Does this entity or any principal have an account or other business relationship with LMIELtd or affiliates?	☐ No ☐ Yes	If Yes, Specify Account Number or Describe Relationship

Employee Representations:

•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Compliance Department Review	Print Name	Signature		Date

Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB.

EXHIBIT I

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Outside Directorship Form

Employees must obtain prior written approval from their supervisor (VP, Director or MD level) for any outside directorship position of a not-for-profit or charitable organization. If the entity is in the financial services industry or the employee will be serving on an investment committee or participating in investment related decisions, the employee must also obtain additional approvals. Consult the Compliance Department. Any request to serve as a director of a for-profit organization must be approved by the Compliance Department and one of the Chief Investment Officers of Legg Mason International Equities Limited. Employees serving as outside directors are not entitled to indemnification or insurance coverage by LMIELtd or affiliates unless service on the board is at the specific written request of LMIELtd or affiliates.

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY.

PRINT Name			Social Security Number
Title			Office Telephone Number
Branch/Department Name	Branch/P&L Number	Location

1. Name of Entity	Date

2. ☐ Not-for-Profit ☐ For-Profit		3. ☐ Public ☐ Privately Owned

4. Main Activity of the Entity

5. Your Title or Function	Date Association/Term Begins	Date Term Expires	Annual Compensation $

6. Time Devoted During/After Business Hours	Time Devoted After Close of Market		Your Financial Interest in the Entity

7. Do any affiliates of LMIELtd make a market in any securities issued by the entity?		☐ No ☐ Yes	☐ Not Applicable

8. Is the Directorship requested by LMIELtd or its affiliates?		☐ No ☐ Yes	☐ Attach copy of Request Letter and other details.

9. Do you know of any significant adverse information about the entity or any actual or potential conflict of interest between the entity and LMIE or its affiliates		☐ No ☐ Yes	☐ Attach detail and documents.

10. For PUBLIC COMPANIES attach the Latest Annual Report, and Prospectus		☐ Prospectus Attached

For NON-PUBLIC ENTITIES attach Audit Financial Statements		☐ Fin. Stmts. Attached

11. Does the entity or any principal have an account or other business relationship with LMIE or its affiliates?		☐ No ☐ Yes	If yes, specify Account No. or describe relationship

12. Additional Remarks

Employee Representations:

•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Chief Investment Officer (CIO) Approval (if applicable)	PRINT Name of CIO	Signature of CIO		Date

Compliance Department Review	Print Name	Signature		Date

Legg Mason International Equities Limited- Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB.

EXHIBIT J

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Temporary Workers/Independent Contractors Brokerage Account Approval Request Form

Temporary Workers/Independent Contractor Name:

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account:

Brokerage Firm Name:

Brokerage Firm Address: (Where letter should be sent)

Account Number:

Full Account Title:

A copy any relevant statement(s) and this completed form must be provided to Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB.

[Employee Signature]	Compliance Department

[Supervisor Signature]

Chief Investment Officer

NOT FOR USE BY LMIELTD PERMANENT EMPLOYEES

EXHIBIT K

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Temporary Workers/Independent Contractors

Pre-Trade Approval/Notification Form

Instructions:

All temporary workers and independent contractors are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the temporary worker/independent contractor as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. This completed form should be faxed to (207) 500-2117.

Temporary Worker/Independent Contractor Information

Temporary worker/independent contractor name:
Account Title:
Account Number:
Managed Account(s)/Mutual Fund(s) for which temporary worker/independent contractor is a Covered Person:

Security Information

		IPO	☐ Yes ☐ No	Private Placement	☐ Yes ☐ No

Security Name	Security Type-e.g., equity, mutual fund, debt, etc.	Ticker	Buy/Sell/ Redeem/Exchange	If Sale/Redemption /Exchange, Date First Acquired[2]	No. Shares/ Units	Large Cap Stock Exception? [3]

Your assignment with the Firm:

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end mutual funds or open-end mutual funds for which LMIELtd or other group subsidiaries serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by LMIELtd or other group subsidiaries (including mutual funds). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a temporary Covered Person. The proposed transaction(s) are consistent with all firm policies regarding temporary worker/independent contractor personal securities transactions.

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted/Notification Acknowledged?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

NOT FOR USE BY LMIE EMPLOYEES

[2]	All securities sold must have been held for at least 60 days. All shares in proprietary open-end mutual fund or open-end mutual funds sub-advised by LMIELtd or other group subsidiaries redeemed or exchanged must have been held for at least 90 days.
[3]	For purposes of LMIELtd’s personal trading policies, a Large Cap Exemption applies to transactions involving a sum of $25,000 worth of shares or less and is listed on a European Exchange. For Shares in the US the applicable exemption is 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

EXHIBIT L

LEGG MASON INTERNATIONAL EQUITIES LIMITED

Temporary Workers/Independent Contractors

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for Legg Mason International Equities Limited and Certain Registered Investment Companies. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Temporary Workers/
Independent Contractors Name (Print):

Signature:

Date:

This Acknowledgment form must be completed and returned within 10 days of assignment to the Legg Mason International Equities Limited - Compliance Department. Mailing address is 7 Floor (07-65), Citigroup Centre 2, 33 Canada Sq, Canary Wharf, London E14 5LB. Original signature must be sent; however a fax copy may be sent to (207) 500-2754 in order to meet the ten (10) day deadline.

NOT FOR USE BY LMIELTD PERMANENT EMPLOYEES